                                                          Exhibit No. EX-99.d.22

                             SUB-ADVISORY AGREEMENT

     AGREEMENT  made as of the  _____day of  ___________,  2007,  by and between
AssetMark Investment Services,  Inc., a California  corporation (the "Advisor"), and  Russell  Implementation  Services  Inc.,  a  Washington  corporation,  (the
"Sub-Advisor").

     WHEREAS, the Advisor and the Sub-Advisor are registered investment advisers under the Investment  Advisers Act of 1940, as amended (the "Advisers Act"), and engage in the business of providing investment management services.

     WHEREAS,  the Advisor has been  retained  to act as  investment  adviser to manage the assets of AssetMark Funds (the "Trust"),  a Delaware  statutory trust registered  with the U.S.  Securities and Exchange  Commission (the "SEC") as an
open-end management investment company under the Investment Company Act of 1940, as amended  (the "1940  Act"),  pursuant  to an  Investment  Advisory  Agreement originally dated October 20, 2006 (the "Advisory Agreement"). The Trust consists of separate series of shares, with each having its own investment objectives and policies, and is authorized to create additional series in the future.

     WHEREAS,  the  Advisory  Agreement  permits  the  Advisor,  subject  to the supervision and direction of the Trust's Board of Trustees,  to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act.

     WHEREAS,  the  Advisor  desires  to retain  the  Sub-Advisor  to assist the
Advisor in the provision of a continuous  investment program for that portion of one or more of the Trust's  series (each a "Fund") (the  "Sub-Advisor  Assets"), and the Sub-Advisor is willing to render such services, subject to the terms and conditions set forth in this Agreement.  The Sub-Advisor will be responsible for implementing the Funds'  investment  strategy and effecting  related  securities transactions,  as  described  herein.  The  parties  recognize  that a  separate sub-advisor (the  "Non-Discretionary  Sub-Advisor") will be hired by the Advisor to provide  investment  advisory  services as  described in Section 2(a) of this
Agreement.

     NOW,  THEREFORE,  in consideration  of mutual covenants  recited below, the parties agree and promise as follows:

     1. Appointment as Sub-Advisor.  The Advisor hereby appoints the Sub-Advisor to act as  investment  adviser  for  and to  implement  each  Fund's  respective investment  strategy,  as determined by the  Non-Discretionary  Sub-Advisor with respect to, the  Sub-Advisor  Assets,  subject to the supervision of the Advisor and the  Board of  Trustees  of the  Trust,  and  subject  to the  terms of this
Agreement;  and  the  Sub-Advisor  hereby  accepts  such  appointment.  In  such capacity,  the Sub-Advisor shall be responsible for the investment management of the Sub-Advisor  Assets in accordance with the investment advice provided by the
Non-Discretionary  Sub-Advisor.  The  Sub-Advisor  agrees to  exercise  the same degree of skill,  care and  diligence  in  performing  its  services  under this
Agreement as the  Sub-Advisor  exercises in  performing  similar  services  with respect to other  fiduciary  accounts for which the  Sub-Advisor  has investment
responsibilities,   and  that  a  prudent   manager  would  exercise  under  the
circumstances.

     2. Duties of the Sub-Advisor.

     (a)  Investments.  For each Fund, the  Non-Discretionary  Sub-Advisor  will provide investment advice to Advisor, which in turn will provide instructions to
Sub-Advisor  regarding  the  securities  to be  purchased,  sold or held in each
Fund's  portfolio,  and the relative  weight of each securities  holding.  Those instructions  are collectively  referred to herein as the "Investment  Program."
The Sub-Advisor is hereby authorized and directed and hereby agrees to purchase, hold and  sell  investments  for the  Sub-Advisor  Assets  and to  monitor  such investments  on a  continuous  basis,  all in  accordance  with  the  Investment
Program. The Advisor agrees to provide the Sub-Advisor  information  concerning:
(i) each Fund; (ii) its assets  available or to become available for investment;
and (iii) the  conditions of a Fund's or the Trust's  affairs as relevant to the
Sub-Advisor.

     The Sub-Advisor will not (i) review or assess the investment decisions made by the Advisor or Non-Discretionary  Sub-Advisor or the merits of the Investment
Program;  or (ii) select  securities  or other  instruments  for  investment  of
Sub-Advisor  Assets,  except  to  the  extent  that  the  Sub-Advisor  has  been specifically  authorized  in  writing by the  Advisor or to invest in  financial
futures,  securities,   commodities  or  other  instruments  to  carry  out  the
Investment  Program.  The  Sub-Advisor  is permitted to carry out the Investment
Program by investing  Sub-Advisor Assets exclusively in physical  securities and shall have  discretion as to the timing of the purchase and sale of  Sub-Advisor
Assets.  Sub-Advisor  may,  in its sole  discretion,  carry  out the  Investment
Program by  investing  portions  of  Sub-Advisor  Assets in  financial  futures, securities,  commodities or other instruments if such instruments are authorized by Advisor as set forth above.

     (b) Compliance with  Applicable  Laws,  Governing  Documents and Compliance
Procedures.  In the  performance  of  its  duties  and  obligations  under  this
Agreement, the Sub-Advisor shall, with respect to Sub-Advisor Assets, (i) act in conformity  with:  (A) the  Trust's  Agreement  and  Declaration  of Trust  (the
"Declaration of Trust") and By-Laws;  (B) the applicable  Fund's  prospectus and statement of additional  information  as currently in effect and as amended from time to time (collectively  referred to as the  "Prospectus");  (C) the policies and procedures for compliance by the Trust with the Federal  Securities Laws (as that  term is  defined  in Rule  38a-1  under  the  1940  Act)  provided  to the
Sub-Advisor  (together,  the  "Trust  Compliance   Procedures");   and  (D)  the
instructions and directions received in writing from the Advisor or the Trustees of the Trust (including the Investment Program); and (ii) conform to, and comply with, the  requirements of the 1940 Act, the Advisers Act, and all other federal laws applicable to registered investment companies' and the Sub-Advisor's duties under  this  Agreement.  The  Advisor  will  provide  the  Sub-Advisor  with any materials or information  that the Sub-Advisor may reasonably  request to enable it to perform its duties and obligations under this Agreement.

     The Advisor will provide the Sub-Advisor  with reasonable (30 days) advance notice,  in  writing,  of:  (i) any  change in a Fund's  investment  objectives, policies and  restrictions as stated in the  Prospectus;  (ii) any change to the
Declaration  of Trust or  By-Laws;  and (iii) any  material  change in the Trust
Compliance Procedures; and the Sub-Advisor, in the performance of its duties and
obligations   under  this  Agreement,   shall  manage  the  Sub-Advisor   Assets
consistently with such changes, provided the Sub-Advisor has received such prior notice of the  effectiveness  of such changes from the Trust or the Advisor.  In addition to such notice,  the Advisor shall provide to the Sub-Advisor a copy of a modified Prospectus and copies of the revised Trust Compliance Procedures,  as applicable, reflecting such changes. The Sub-Advisor hereby agrees to provide to the Advisor in a timely manner,  in writing,  such  information  relating to the
Sub-Advisor and its  relationship to, and actions for, a Fund as may be required to be contained in the  Prospectus or in the Trust's  registration  statement on
Form N-1A, or otherwise as reasonably requested by the Advisor.

     In order to assist the Trust and the Trust's Chief Compliance  Officer (the
"Trust CCO") to satisfy the requirements  contained in Rule 38a-1 under the 1940
Act, the  Sub-Advisor  shall  provide to the Trust CCO: (i) direct access to the
Sub-Advisor's  chief compliance  officer (the "Sub-Advisor  CCO"), as reasonably
requested  by  the  Trust  CCO;   (ii)  a  completed   quarterly   informational
questionnaire  regarding the Sub-Advisor's  compliance program and participation in a quarterly telephone call with the Trust CCO to discuss the responses on the questionnaire;  (iii)  quarterly  reports  confirming  that the  Sub-Advisor has complied  with the Trust  Compliance  Procedures  in  managing  the  Sub-Advisor
Assets; and (iv) quarterly certifications that there were no Material Compliance
Matters (as that term is defined by Rule 38a-1(e)(2)) that arose under the Trust
Compliance Procedures related to the Sub-Advisor's management of the Sub-Advisor
Assets.

     (c) Sub-Advisor  Compliance Policies and Procedures.  The Sub-Advisor shall promptly  provide the Trust CCO with copies of: (i) the  Sub-Advisor's  policies and  procedures for compliance by the  Sub-Advisor  with the Federal  Securities
Laws (together, the "Sub-Advisor Compliance Procedures"),  and (ii) any material
changes  to  the  Sub-Advisor  Compliance  Procedures.   The  Sub-Advisor  shall
cooperate  fully  with  the  Trust  CCO  so as to  facilitate  the  Trust  CCO's performance  of the Trust  CCO's  responsibilities  under  Rule 38a-1 to review, evaluate  and report to the Trust's  Board of Trustees on the  operation  of the
Sub-Advisor  Compliance  Procedures,  and shall promptly report to the Trust CCO
any  Material  Compliance  Matter  arising  under  the  Sub-Advisor   Compliance
Procedures  involving the Sub-Advisor  Assets.  The Sub-Advisor shall provide to the Trust CCO: (i) quarterly  reports  confirming the  Sub-Advisor's  compliance with the Sub-Advisor  Compliance  Procedures in managing the Sub-Advisor Assets, and (ii) certifications that there were no Material Compliance Matters involving the  Sub-Advisor  that arose under the  Sub-Advisor  Compliance  Procedures that affected the  Sub-Advisor  Assets.  At least  annually,  the  Sub-Advisor  shall provide a certification  to the Trust CCO to the effect that the Sub-Advisor has in place  and has  implemented  policies  and  procedures  that  are  reasonably designed to ensure  compliance by the  Sub-Advisor  with the Federal  Securities
Laws.

     (d) Voting of Proxies.  Unless  otherwise  instructed by the Advisor or the
Trust, the Sub-Advisor  shall have the power,  discretion and  responsibility to vote,  either in person or by proxy,  all  securities  in which the  Sub-Advisor
Assets may be  invested  from time to time,  and shall not be  required  to seek instructions from the Advisor, the Non-Discretionary Sub-Advisor, the Trust or a
Fund.  The  Sub-Advisor  shall also provide its Proxy Voting  Policy (the "Proxy
Policy"),  and, if  requested  by the  Advisor,  a summary of such Proxy  Policy suitable for inclusion in the Prospectus,  and will provide the Advisor with any material  amendment  to the Proxy  Policy  within a  reasonable  time after such amendment has taken effect.

     (e) Agent.  Subject to any other written instructions of the Advisor or the
Trust,  the Sub-Advisor is hereby  appointed the Advisor's and the Trust's agent
and   attorney-in-fact   for  the   limited   purposes  of   executing   account
documentation,  agreements,  contracts  and other  documents as the  Sub-Advisor shall be  requested by brokers,  dealers,  counterparties  and other  persons in connection with its management of the  Sub-Advisor  Assets,  provided,  that the
Sub-Advisor's  actions in  executing  such  documents  shall comply with federal
regulations,   all  other  federal  laws  applicable  to  registered  investment companies and the Sub-Advisor's  duties and obligations under this Agreement and the Trust's governing documents.

     (f) Brokerage. The Sub-Advisor will place orders pursuant to the Investment
Program,  as  provided  by the  Advisor.  The  Sub-Advisor  is  registered  as a broker-dealer under the Securities Exchange Act of 1934, and will arrange trades to carry out the  Investment  Program  by  introducing  trades  to  unaffiliated executing brokers. At all times control of such trades will be maintained by the
Sub-Advisor.  For those services,  the Sub-Advisor  will receive the transaction fees set forth in Exhibit A. The Sub-Advisor's activities in this regard will be in accordance with the terms of Exhibit C.

     In executing portfolio  transactions and selecting brokers or dealers,  the
Sub-Advisor  will use its best  efforts to seek,  on behalf of a Fund,  the best overall execution  available.  In assessing the best overall terms available for any  transaction,  the  Sub-Advisor  shall  consider  all factors  that it deems relevant,  including the breadth of the market in the security, the price of the security,  the financial  condition  and  execution  capability of the broker or dealer, and the reasonableness of the commission,  if any, both for the specific transaction and on a continuing basis.

     In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction,  the Sub-Advisor may not consider research services (as those terms are defined in Section 28(e) of the Securities
Exchange Act of 1934,  as amended (the "1934 Act"))  provided to a Fund or other accounts over which the Sub-Advisor may exercise investment discretion.

     Under no  circumstances  may the Sub-Advisor  compensate a broker or dealer for any  promotion  or sale of Fund shares by directing to the broker or dealer:
(i)  portfolio  securities  transactions  on  behalf  of a  Fund;  or  (ii)  any remuneration,  including but not limited to any commission,  mark-up, mark-down, or other fee (or portion thereof) received or to be received from such portfolio
transactions   effected  through  any  other  broker   (including  a  government
securities  broker) or dealer  (including  a  municipal  securities  dealer or a government securities dealer).

     The Sub-Advisor may only direct a Fund's portfolio securities  transactions to a broker or dealer that  promotes or sells Fund  shares as  permitted  by the provisions  of the 1940 Act (and the  rules  thereunder)  and the  policies  and procedures  adopted by the Trust, as amended from time to time. The Advisor will provide the  Sub-Advisor  with a copy of such  policies and  procedures  and any amendments thereto.

     The  Sub-Advisor,  when selecting  brokers and dealers to effect the Fund's portfolio securities transactions,  shall not take into account the brokers' and dealers'  promotion  or sale of  shares  of the  Fund  or any  other  registered investment  company.  In  addition,  the  Sub-Advisor  shall not enter  into any agreement  (whether  oral or  written)  or other  understanding  under which the
Sub-Advisor  directs,  or is expected to direct, a Fund's  portfolio  securities transactions, or any remuneration, including but not limited to, any commission, mark-up, mark-down, or other fee (or portion thereof) received or to be received from such portfolio  transactions effected through any other broker (including a government securities broker) or dealer (including a municipal securities dealer or  a  government  securities  dealer)  to  a  broker  (including  a  government securities  broker) or dealer  (including  a  municipal  securities  dealer or a government  securities  dealer) in  consideration  for the  promotion or sale of shares of the Fund or any other registered investment company.

     In addition,  the  Sub-Advisor is authorized to allocate  purchase and sale orders for portfolio  securities to brokers or dealers that are affiliated  with the  Advisor,  the  Sub-Advisor,  the  Trust's  principal  underwriter  or other sub-advisors (if applicable) if the Sub-Advisor believes that the quality of the transaction  and the  commission are comparable to what they would be with other qualified  firms and provided  that the  transactions  are  consistent  with the
Trust's Rule 17e-1 and Rule 10f-3  procedures,  as applicable.  The Advisor will identify all brokers and dealers  affiliated  with the Trust,  the Advisor,  the
Trust's principal  underwriter (and any other  sub-advisors of the Funds, to the extent  such  information  is  necessary  for the  Sub-Advisor  to  comply  with applicable federal securities laws), other than those whose sole business is the distribution  of mutual fund  shares,  who effect  securities  transactions  for
customers.   The  Advisor  shall  promptly  furnish  a  written  notice  to  the
Sub-Advisor if the information so provided is no longer accurate.

     In connection with its management of the Sub-Advisor  Assets and consistent with its fiduciary  obligation to the Trust and other clients,  the Sub-Advisor, to the extent  permitted by applicable laws and  regulations,  may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or  purchased  in order to obtain  the most  favorable  price,  lower  brokerage commissions or efficient execution.  In such event, allocation of the securities or futures  contracts so purchased or sold, as well as the expenses  incurred in the  transaction,  will be made by the Sub-Advisor in the manner the Sub-Advisor considers to be, over time, the most equitable and consistent with its fiduciary obligations to the Sub-Advisor Assets and to such other clients.

     (g)  Securities  Transactions.  In no  instance  will any Fund's  portfolio securities  be  purchased  from or sold to the  Advisor,  the  Sub-Advisor,  the
Trust's  principal  underwriter,  or any  affiliated  person of the  Trust,  the
Advisor,  the  Sub-Advisor  or the  Trust's  principal  underwriter,  acting  as principal in the transaction,  except to the extent permitted by the SEC and the
1940 Act, including Rule 17a-7 thereunder.

     The  Sub-Advisor  acknowledges  that the  Advisor and the Trust may rely on
Rule 17a-7,  Rule 17a-10,  Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940
Act, and the Sub-Advisor  hereby agrees that it shall not consult with any other sub-advisor  to the Trust with respect to  transactions  in  securities  for the
Sub-Advisor Assets or any other transactions of Trust assets.

     The Sub-Advisor  hereby  represents  that it has  implemented  policies and procedures  that will prevent the  disclosure by it, its employees or its agents of the  Trust's  portfolio  holdings  to any  person  or entity  other  than the
Advisor,  the Trust's  custodian or other  persons  expressly  designated by the
Advisor.

     (h) Code of Ethics.  The Sub-Advisor  hereby represents that it has adopted policies and procedures and a code of ethics that meet the  requirements of Rule
17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act.  Copies of such policies  and  procedures  and code of ethics  and any  changes  or  supplements thereto shall be delivered to the Advisor and the Trust. Any material  violation of such  policies,  and  procedures  and  code of  ethics  by  personnel  of the
Sub-Advisor,  the sanctions imposed in response thereto,  and any issues arising under such policies and  procedures  and code of ethics shall be reported to the
Advisor and the Trust at the times and in the format reasonably requested by the
Advisor and the Board of Trustees.

     (i) Books and Records.  The Sub-Advisor  shall maintain  separate  detailed records of all matters pertaining to the Sub-Advisor Assets, including,  without limitation,  brokerage and other  records of all  securities  transactions.  Any records  required to be maintained  and preserved  pursuant to the provisions of
Rule 31a-1 and Rule 31a-2  promulgated  under the 1940 Act that are  prepared or maintained  by the  Sub-Advisor  on behalf of the Trust are the  property of the
Trust  and  will  be  surrendered  promptly  to  the  Trust  upon  request.  The
Sub-Advisor  further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records  required to be maintained under Rule 31a-1 under the 1940 Act.

     (j) Information  Concerning  Sub-Advisor  Assets and the Sub-Advisor.  From
time to time as the Advisor,  any consultants  designated by the Advisor, or the
Trust may request,  the Sub-Advisor will furnish the requesting party reports on portfolio  transactions and reports on Sub-Advisor Assets held in the portfolio, all in such detail as the Advisor, its consultant(s) or the Trust may reasonably request. The Sub-Advisor will provide the Advisor with information regarding any changes in the ownership or management of the  Sub-Advisor,  or material changes in the control of the  Sub-Advisor.  The  Sub-Advisor  will promptly  notify the
Advisor  of  any  material  litigation  and  administrative   proceeding.   Upon
reasonable  request,  the  Sub-Advisor  will make  available  its  officers  and employees to meet with the Trust's  Board of Trustees to review the  Sub-Advisor
Assets.

     (k)  Valuation of  Sub-Advisor  Assets.  As requested by the Advisor or the
Trust's Valuation Committee, the Sub-Advisor hereby agrees to provide reasonable assistance to the Valuation  Committee of the Trust, the Advisor and the Trust's
pricing  agents  in  valuing  Sub-Advisor  Assets  held in the  portfolio.  Such assistance may include fair value pricing of portfolio securities,  as requested by the  Advisor.  The  Sub-Advisor  agrees  that it will act,  at all times,  in accordance with the Trust's  procedures for valuing  portfolio  securities,  and
will  provide  such  certifications  or   sub-certifications   relating  to  its
compliance  with the Trust's  procedures  for valuing  portfolio  securities  as reasonably may be requested, from time to time, by the Advisor or the Trust.

     The  Sub-Advisor  also  will  provide  such  information  or  perform  such additional  acts  as are  customarily  performed  by a  sub-advisor  and  may be required for a Fund or the Advisor to comply with their  respective  obligations under applicable federal securities laws,  including,  without  limitation,  the
1940 Act, the Advisers Act, the 1934 Act, the Securities Act of 1933, as amended
(the "1933 Act") and any rule or regulation thereunder.

     (l) Custody  Arrangements.  The  Sub-Advisor,  on each business day,  shall
provide  the  Advisor,   its   consultant(s)  and  the  Trust's  custodian  such
information  as the Advisor and the Trust's  custodian  may  reasonably  request relating to all transactions concerning the Sub-Advisor Assets.

     (m) Regulatory  Examinations.  The Sub-Advisor will cooperate  promptly and fully  with  the  Advisor  and/or  Trust  in  responding  to any  regulatory  or compliance examinations or inspections (including information requests) relating to the Trust, a Fund or the Advisor  brought by any  governmental  or regulatory authorities having appropriate jurisdiction (including,  but not limited to, the
SEC).

     (n)  Delegation.  In performing its obligations  under this Agreement,  the
Sub-Advisor  may, at its own discretion and consistent with section 15(a) of the
1940  Act,  delegate  the  performance  of its  services  to one or  more of its affiliates, provided that the Sub-Advisor shall remain liable to the Advisor and the  Trust  for its  obligations  hereunder,  and that the  Sub-Advisor  and any applicable  affiliate  shall ensure that such  delegation  complies with Section
15(a) of the 1940 Act.

     3. Independent Contractor.  In the performance of its duties hereunder, the
Sub-Advisor is and shall be an independent  contractor,  and,  unless  otherwise expressly  provided  herein or otherwise  authorized  in writing,  shall have no authority to act for or represent a Fund, the Trust or the Advisor in any way or otherwise be deemed an agent of a Fund, the Trust or the Advisor.

     4. Services to Other  Clients.  Nothing  herein  contained  shall limit the freedom of the Sub-Advisor or any affiliated person of the Sub-Advisor to render
investment  advisory,   supervisory  and  other  services  to  other  investment
companies,  to act as  investment  adviser  or  investment  counselor  to  other persons, firms or corporations, or to engage in other business activities. It is understood  that the  Sub-Advisor  may give advice and take action for its other clients  that may differ  from advice  given,  or the timing or nature of action taken, for a Fund. The Sub-Advisor is not obligated to initiate transactions for a Fund in any security  that the  Sub-Advisor,  its  principals,  affiliates  or employees may purchase or sell for its or their own accounts or other clients.

     5. Expenses.  During the term of this Agreement,  neither the Trust nor the
Advisor  shall be  responsible  to pay the  Sub-Advisor's  expenses  incurred in connection  with its  activities  under this  Agreement  other than the costs of securities,  commodities and other investments  purchased or otherwise acquired, or sold or otherwise  disposed of for a Fund and as otherwise  set forth in this
Agreement.  The  Sub-Advisor,  at its sole  expense,  shall  employ or associate itself with such persons as it believes to be  particularly  fit to assist it in the execution of its duties under this Agreement.  The Trust or the Advisor,  as the case may be,  shall  reimburse  the  Sub-Advisor  for any expenses as may be reasonably  incurred  by the  Sub-Advisor,  at the request of and on behalf of a
Fund or the Advisor.  The Sub-Advisor shall keep and supply to the Trust and the
Advisor reasonable records of all such expenses.

     6.  Compensation.  For the services  provided and the expenses assumed with respect to a Fund pursuant to this Agreement,  the Sub-Advisor  will be entitled to the fee listed for the Funds on Exhibit A. Such fees will be  computed  daily and payable in arrears no later than the seventh  (7th)  business day  following the end of each month,  from the Trust on behalf of the Funds,  calculated at an annual rate based on the Sub-Advisor Assets' average daily net assets.

     If this Agreement is terminated prior to the end of any calendar month, the fee shall be prorated for the portion of any month in which this Agreement is in effect  according to the proportion  which the number of calendar  days,  during which this  Agreement is in effect,  bears to the number of calendar days in the month, and shall be payable within ten (10) days after the date of termination.

     7.  Representations  and  Warranties of the  Sub-Advisor.  The  Sub-Advisor
represents and warrants to the Advisor and the Trust as follows:

     (a) The  Sub-Advisor  is  registered  as an  investment  adviser  under the
Advisers Act.

     (b) The  Sub-Advisor is a corporation  duly organized and validly  existing under the laws of  Washington,  with the power to own and possess its assets and carry on its business as it is now being conducted.

     (c) The  execution,  delivery and  performance  by the  Sub-Advisor of this
Agreement are within the  Sub-Advisor's  powers and have been duly authorized by all  necessary  action,  and no action by or in respect of, or filing with,  any governmental body, agency or official is required on the part of the Sub-Advisor for  the  execution,  delivery  and  performance  by  the  Sub-Advisor  of  this
Agreement,  and the execution,  delivery and  performance by the  Sub-Advisor of this  Agreement  do not  contravene  or  constitute  a  default  under:  (i) any provision  of  applicable  law,  rule  or  regulation;  (ii)  the  Sub-Advisor's governing  instruments;  or (iii) any agreement,  judgment,  injunction,  order, decree or other instrument binding upon the Sub-Advisor.

     (d) The Form ADV of the Sub-Advisor  previously  provided to the Advisor (a copy of which is attached as Exhibit B to this Agreement) is a true and complete copy of the form as currently filed with the SEC and the  information  contained therein is accurate and  complete in all material  respects and does not omit to state any material fact necessary in order to make the  statements,  in light of the  circumstances  under which they are made, not  misleading.  The Sub-Advisor will  promptly  provide the  Advisor  and the Trust with a complete  copy of all subsequent amendments to its Form ADV.

     8.  Representations  and Warranties of the Advisor.  The Advisor represents and warrants to the Sub-Advisor and the Trust as follows:

     (a) The Advisor is registered  as an investment  adviser under the Advisers
Act.

     (b) The Advisor is a corporation  duly organized and validly existing under the laws of the State of California with the power to own and possess its assets and carry on its business as it is now being conducted.

     (c)  The  execution,  delivery  and  performance  by the  Advisor  of  this
Agreement are within the Advisor's  powers and have been duly  authorized by all necessary  action on the part of its Board of Directors,  and no action by or in respect  of, or filing  with,  any  governmental  body,  agency or  official  is required on the part of the Advisor for the execution,  delivery and performance by the Advisor of this Agreement, and the execution, delivery and performance by the Advisor of this  Agreement do not  contravene or constitute a default under:
(i) any provision of  applicable  law,  rule or  regulation;  (ii) the Advisor's governing  instruments;  or (iii) any agreement,  judgment,  injunction,  order, decree or other instrument binding upon the Advisor.

     (d) The Advisor  acknowledges  that it received a copy of the Sub-Advisor's
Form ADV (a copy of which is  attached as Exhibit B) prior to the  execution  of this Agreement.

     (e) The Advisor and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized the Advisor to enter into this Agreement.

     (f) The  Advisor and the Trust have  policies  and  procedures  designed to detect and deter disruptive  trading  practices,  including "market timing," and the  Advisor  and the Trust each agree that they will  continue  to enforce  and abide by such policies and procedures,  as amended from time to time, and comply with all  existing  and future laws  relating to such matters or to the purchase and sale of interests in the Funds generally.

     (g) Sub-Advisor has been duly appointed by the Trust's Board of Trustees to provide the  investment  management  services  with  respect to the  Sub-Advisor
Assets as  contemplated  by this  Agreement.  Survival  of  Representations  and
Warranties; Duty to Update Information.  All representations and warranties made by the Sub-Advisor and the Advisor  pursuant to Sections 7 and 8,  respectively, of this  Agreement  shall  survive for the  duration of this  Agreement  and the parties hereto shall  promptly  notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

     10. Liability and Indemnification.

     (a)  Liability.  The duties of the  Sub-Advisor  shall be confined to those expressly  set  forth  herein,  with  respect  to the  Sub-Advisor  Assets.  The
Sub-Advisor  shall  not be  liable  for any loss  arising  out of any  portfolio investment  or  disposition  hereunder,  except a loss  resulting  from  willful misfeasance,  bad faith or negligence in the  performance  of its duties,  or by reason of reckless disregard of its obligations and duties hereunder,  except as may otherwise be provided under  provisions of applicable  state law that cannot be waived or modified hereby.

     (b) Indemnification. The Sub-Advisor shall indemnify the Advisor, the Trust and each Fund,  and their  respective  affiliates and  controlling  persons (the
"Sub-Advisor  Indemnified  Persons") for any  liability and expenses,  including reasonable  attorneys'  fees,  which the Advisor,  the Trust or a Fund and their respective  affiliates  and  controlling  persons may sustain as a result of the
Sub-Advisor's willful misfeasance,  bad faith,  negligence or reckless disregard of its duties hereunder;  provided,  however,  that the Sub-Advisor  Indemnified
Persons  shall not be  indemnified  for any  liability or expenses  which may be sustained  as  a  result  of  the  Advisor's  willful  misfeasance,  bad  faith, negligence, or reckless disregard of the Advisor's duties hereunder.

     Notwithstanding any other provision in this Agreement, the Sub-Advisor will indemnify the Advisor, the Trust and each Fund, and their respective  affiliates and  controlling  persons for any liability and expenses,  including  reasonable attorneys'  fees,  to which they may be subjected as a result of their  reliance upon  and  use  of  the  historical  performance  calculations  provided  by the
Sub-Advisor  concerning the  Sub-Advisor's  composite account data or historical performance  information on similarly managed investment  companies or accounts, except that the Advisor, the Trust and each Fund and their respective affiliates and controlling persons shall not be indemnified for a loss or expense resulting from their negligence or willful misconduct in using such numbers,  or for their failure to conduct reasonable due diligence with respect to such information.

     The  Sub-Advisor  will not be liable for (i) any act or  omission  taken in good faith reliance on data or instructions from the Advisor or its agents; (ii)
any act or  omission of a  predecessor  investment  manager or any other  person authorized to invest assets of the Funds;  (iii) any act, omission or insolvency of any broker  selected by Sub-Advisor in accordance with the provisions of this
Agreement,  except  to the  extent  Sub-Advisor  breaches  its  duty  of care in selecting or  supervising  such  broker;  or (iv) bona fide good faith errors in judgment  after  having  previously  considered  with due care the merits of any particular investment.

     The  Advisor  shall  indemnify  the  Sub-Advisor,  its  affiliates  and its controlling persons (the "Advisor Indemnified  Persons"),  for any liability and expenses,  including  reasonable  attorneys' fees, howsoever arising from, or in connection with, the Advisor's breach of this Agreement,  or its representations and warranties herein, or as a result of the Advisor's willful misfeasance,  bad faith,  negligence,  reckless  disregard of its duties hereunder or violation of applicable law; provided,  however,  that the Advisor  Indemnified Persons shall not be  indemnified  for any  liability or expenses  which may be sustained as a result of the  Sub-Advisor's  willful  misfeasance,  bad faith,  negligence,  or reckless disregard of its duties hereunder.

     11. Duration and Termination.

     (a) Duration. This Agreement,  unless sooner terminated as provided herein, shall for the Funds  listed on Exhibit A attached  hereto  remain in effect from the later of the date of execution or Board  approval as required under the 1940
Act (the  "Effective  Date"),  until  two years  from the  Effective  Date,  and thereafter,  for periods of one year, so long as such continuance  thereafter is specifically approved at least annually:  (i) by the vote of a majority of those
Trustees  of the  Trust  who are not  interested  persons  of any  party to this
Agreement,  cast in person at a meeting called for the purpose of voting on such approval; and (ii) by the Trustees of the Trust, or by the vote of a majority of the  outstanding  voting  securities  of each Fund  (except  as such vote may be unnecessary  pursuant to relief granted by an exemptive order from the SEC). The foregoing  requirement  that  continuance  of this  Agreement  be  "specifically approved at least annually"  shall be construed in a manner  consistent with the
1940 Act and the rules and regulations thereunder.

     (b)  Termination.  This  Agreement  may be terminated as to any Fund at any time,  without  the payment of any penalty by: (i) the vote of a majority of the
Trustees of the Trust,  or by the vote of a majority of the  outstanding  voting securities of the Fund,  on not more than 60 days written  notice to the Advisor and Sub-Advisor; (ii) the Advisor; or (iii) the Sub-Advisor, on not less than 30 days written  notice to the Advisor and the Trust.  This  Agreement  may also be terminated  as to any  Fund at any time by any  party  hereto  immediately  upon written  notice to the other  parties  in the event of a breach of any  material provision to this Agreement by any of the parties.

     This Agreement shall not be assigned and shall terminate  automatically  in the event of its assignment, except as provided otherwise by any rule, exemptive order issued by the SEC, or SEC no-action  letter provided  pursuant to the 1940
Act, or upon the termination of the Advisory Agreement.  In the event that there is a proposed change in control of the  Sub-Advisor  that would act to terminate this  Agreement,  if a vote of  shareholders  to  approve  continuation  of this
Agreement  is at that time  deemed by counsel to the Trust to be required by the
1940 Act or any rule or regulation thereunder,  the Sub-Advisor agrees to assume all reasonable costs associated with soliciting  shareholders of the appropriate
Fund(s) of the Trust, to approve  continuation of this Agreement.  Such expenses include  the costs of  preparation  and  mailing  of a proxy  statement,  and of soliciting proxies.

     In the event that such proposed change in control of the Sub-Advisor  shall occur following either: (i) receipt by the Advisor and the Trust of an exemptive order issued by the SEC with respect to the appointment of  sub-advisors  absent shareholder approval, or (ii) the adoption of proposed Rule 15a-5 under the 1940
Act,  the  Sub-Advisor  agrees  to assume  all  reasonable  costs  and  expenses
(including the costs of mailing) associated with the preparation of a statement, required by the exemptive order or Rule 15a-5,  containing all information  that would  be  included  in a  proxy  statement  (an  "Information  Statement").  In addition,  if the Sub-Advisor shall resign, the Sub-Advisor agrees to assume all reasonable costs and expenses  (including the costs of mailing)  associated with the preparation of an Information Statement.

     This   Agreement   shall   extend  to  and  bind  the   heirs,   executors,
administrators and successors of the parties hereto.

     12.  Amendment.  This  Agreement  may be amended  by mutual  consent of the parties, provided that the terms of any material amendment shall be approved by:
(a) the  Trust's  Board of  Trustees,  and (b) the vote of a  majority  of those
Trustees  of the  Trust  who are not  interested  persons  of any  party to this
Agreement  cast in person at a meeting  called for the purpose of voting on such approval,  if such  approval is required by  applicable  law,  unless  otherwise permitted  pursuant  to  exemptive  relief  granted  by the  SEC or a  No-Action position  granted by the SEC or its staff, by a vote of the majority of a Fund's outstanding securities.

     13. Confidentiality.  Any information or recommendations supplied by either the Advisor or the  Sub-Advisor,  that are not otherwise in the public domain or previously  known to the other party in connection  with the  performance of its obligations and duties  hereunder,  including  portfolio  holdings of the Trust, financial  information  or  other  information  relating  to  a  party  to  this
Agreement, are to be regarded as confidential  ("Confidential  Information") and held in the strictest confidence. Except as may be required by applicable law or rule or as requested by regulatory  authorities having jurisdiction over a party to this  Agreement,  Confidential  Information  may be used only by the party to which said  information  has been  communicated  and such other  persons as that party  believes are necessary to carry out the purposes of this  Agreement,  the custodian,  and such persons as the Advisor may designate in connection with the
Sub-Advisor Assets.  Nothing in this Agreement shall be construed to prevent the
Sub-Advisor  from giving other entities  investment  advice about, or trading on their behalf, in the securities of a Fund or the Advisor.

     14.  Use of  Sub-Advisor's  Name.  During the term of this  Agreement,  the
Advisor shall not have permission to use the Sub-Advisor's name in the marketing of the Funds, except as set forth below and agrees to furnish the Sub-Advisor at
its  principal  office  all  Prospectuses,   proxy  statements  and  reports  to
shareholders  prepared  for  distribution  to  shareholders  of the Funds or the public,  which refer to the  Sub-Advisor in any way and such  references will be based  solely on  information  provided  for that  purpose  by the  Sub-Advisor.
Advisor  will not use any  marketing  materials  that  refer to the  Sub-Advisor unless those  materials have been provided to Sub-Advisor at least five business days in advance of their use, and  Sub-Advisor  has not objected to their use in writing during that period.

     15.  Notice.  Any  notice,  advice or report to be given  pursuant  to this
Agreement  shall be deemed  sufficient  if  delivered  or mailed by  registered, certified  or  overnight  mail,  postage  prepaid  addressed by the party giving notice to the other party at the last address furnished by the other party:

          (a)  If to the Advisor:
               AssetMark Investment Services, Inc.
               2300 Contra Costa Blvd., Suite 600
               Pleasant Hill, CA 94523-3967
               Attn: Ronald  D. Cordes

          (b)  If to the Sub-Advisor:
               Russell Implementation Services, Inc.
               909 A Street
               Tacoma, WA 98402
               Attn:  Chief Operating Officer

     16. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware,  without regard to conflict of law principles;  provided, however that nothing  herein shall be construed as being  inconsistent  with the
1940 Act.  Where the effect of a  requirement  of the 1940 Act  reflected in any provision  of this  Agreement is altered by a rule,  regulation  or order of the
SEC, whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     17. Entire  Agreement.  This  Agreement  embodies the entire  agreement and understanding  between the parties hereto,  and supersedes all prior  agreements and understandings  relating to this Agreement's  subject matter. This Agreement may be executed in any number of counterparts,  each of which shall be deemed to be an original,  but such  counterparts  shall,  together,  constitute  only one instrument.

     18. Severability.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this
Agreement shall not be affected thereby.

     19. Certain  Definitions.  For the purposes of this Agreement and except as
otherwise   provided   herein,   "interested   person,"   "affiliated   person,"
"affiliates," "controlling persons" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject,  however,  to such exemptions as may be granted by the SEC,  and the term "Fund" or "Funds"  shall refer to those
Fund(s) for which the Sub-Advisor provides investment management services and as are listed on Exhibit A to this Agreement.

     20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the day and year first written above.

                                ASSETMARK INVESTMENT SERVICES, INC.

                                By:__________________________________
                                Name: Ronald D. Cordes
                                Title: President

                                RUSSELL IMPLEMENTATION SERVICES INC.
                                By:__________________________________
                                Name:
                                Title:

                                    EXHIBIT A

                              SUBADVISORY AGREEMENT

                   BETWEEN ASSETMARK INVESTMENT SERVICES, INC.
                    AND RUSSELL IMPLEMENTATION SERVICES INC.

Effective Date: ____________________
            AssetMark Fundamental Index(TM)Large Company Growth Fund
             AssetMark Fundamental Index(TM)Large Company Value Fund
            AssetMark Fundamental Index(TM)Small Company Growth Fund
             AssetMark Fundamental Index(TM)Small Company Value Fund
            AssetMark Fundamental Index(TM)International Equity Fund

                                  FEE SCHEDULE

                                    EXHIBIT B

                 _______________________________________________

                                    FORM ADV

                                 (Please attach)